EXHIBIT C
                                                             Page 41 of 96 Pages

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         This ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Assignment") is made and entered into as of this 10th day of April 2001, between ALFA BANK HOLDINGS LIMITED, a company incorporated in the British Virgin Islands (the "Assignor"), and ALFA TELECOM LIMITED, a company incorporated in the British Virgin Islands (the "Assignee").

                                   WITNESSETH

         WHEREAS, reference is hereby made to the Share Purchase Agreement, dated as of April 2, 2001 (the "Share Purchase Agreement"), by and among the Assignor, Global TeleSystems, Inc., a Delaware corporation, Capital International Global Emerging Markets Private Equity Fund, L.P., a Delaware limited partnership, Cavendish Nominees Limited, a limited liability company organized and registered under the laws of Guernsey, and First NIS Regional Fund SICAV, a private institutional fund organized and registered under the laws of Luxembourg; and

         WHEREAS, Section 3.7 of the Share Purchase Agreement provides the Assignor with the option to assign its rights and obligations under the Share Purchase Agreement to the Assignee at any time prior to the Closing Date (as defined in the Share Purchase Agreement).

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the Assignor and the Assignee agree as follows:

         1.     Assignment  and   Assumption.   The  Assignor   hereby  assigns,
                ----------------------------
transfers and conveys to the Assignee, and the Assignee hereby accepts and assumes, all right, title and interest the Assignor has in and with respect to, the Share Purchase Agreement. The Assignee hereby assumes and agrees to perform all of the Assignor's obligations and liabilities with respect to the Share Purchase Agreement.

        2.      Effective  Date.  The  effective  date  of  the  assignment  and
                ---------------
assumption pursuant to this Assignment is April 10, 2001.

        3.      Successors  and  Assigns.  This  Assignment  shall  inure to the
                ------------------------
benefit of and be binding upon the successors and assigns of the Assignor and the Assignee.

        4.      Governing Law. This Assignment  shall be governed by the laws of
                -------------
New York, excluding the choice of laws rules thereof.


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                                                             Page 42 of 96 Pages

         IN WITNESS WHEREOF, the Assignor and the Assignee have executed this Assignment and Assumption Agreement as of the date first written above.


                                                ASSIGNOR:

                                                ALFA BANK HOLDINGS LIMITED


                                                By: /s/ Joseph Moss
                                                    ----------------------------
                                                    Name:  Joseph Moss
                                                    Title:
                                                           ---------------------

                                                ASSIGNEE:

                                                ALFA TELECOM LIMITED


                                                By: /s/ Pavel Nazarian
                                                    ----------------------------
                                                    Name:  Pavel Nazarian
                                                    Title:
                                                           ---------------------


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